Exhibit 99.1

        James River Group Declares Quarterly Dividend of $0.15 Per Share

      CHAPEL HILL, N.C., May 17 /PRNewswire-FirstCall/ -- James River Group, Inc. (Nasdaq: JRVR) today announced that the Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on Friday, June 29, 2007 to all stockholders of record on Friday, June 15, 2007.

      James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and Virginia.

SOURCE  James River Group, Inc.
    -0-                             05/17/2007
    /CONTACT: Michael Oakes, Chief Financial Officer of James River Group, Inc., +1-919-883-4171/